EXHIBIT 11

                         BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING

                                                                                      Three Months
                                                                                         Ended
                                                                                    March 31, 2000
                                                                                    ---------------

Weighted average number of basic shares outstanding                                      7,459,141

Stock option plan shares to be issued at prices ranging from $2.60 to $17.94
    per share                                                                              958,039

Less:      Assumed purchase at average market price during the period using proceeds received upon exercise of options and purchase of stock,
           and using tax benefits of compensation due to premature dispositions           (907,897)
                                                                                    ---------------

Weighted average number of diluted shares outstanding                                    7,509,283
                                                                                    ===============
